              As Filed With the Securities and Exchange Commission
                              on September 25, 1998

                                                 Registration No. 333-
--------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

--------------------------------------------------------------------------------



                            MARSH SUPERMARKETS, INC.
             (Exact name of registrant as specified in its charter)


               INDIANA                                   35-0918179
  (State or other jurisdiction of           (I.R.S. Employer Identification No.)
   incorporation or organization)

          9800 CROSSPOINT BOULEVARD
            INDIANAPOLIS, INDIANA                            46256-3350
   (Address of Principal Executive Offices)                  (Zip Code)

                          OUTSIDE DIRECTORS' STOCK PLAN
               MARSH SUPERMARKETS, INC. 1998 STOCK INCENTIVE PLAN
            EXECUTIVE STOCK PURCHASE PLAN OF MARSH SUPERMARKETS, INC.
                            (Full title of the plans)

                                P. LAWRENCE BUTT
                  SENIOR VICE PRESIDENT, COUNSEL AND SECRETARY
                            MARSH SUPERMARKETS, INC.
                            9800 CROSSPOINT BOULEVARD
                        INDIANAPOLIS, INDIANA 46256-3350
                                 (317) 594-2100
            (Name, Address, including Zip Code, and Telephone Number,
             including Area Code, of Registrant's Agent for Service)

                                 WITH COPIES TO:

                                J. PAGE DAVIDSON
                             BASS, BERRY & SIMS PLC
                           2700 FIRST AMERICAN CENTER
                               NASHVILLE, TN 37238
                                 (615) 742-6200

                                      CALCULATION OF REGISTRATION FEE
===================================================================================================================
                                                   Proposed maximum        Proposed maximum
 Title of securities          Amount to be        offering price per      aggregate offering          Amount of
   to be registered            registered              share(1)                  price             registration fee
-------------------------------------------------------------------------------------------------------------------
 Class A & B                   1,150,000               $15.25                $17,537,500               $5,174
 Common Stock,
 no par value per
 share, and
 associated rights
===================================================================================================================

(1)The offering price is estimated solely for the purpose of determining the amount of the registration fee in accordance with Rule 457(c) under the Securities Act of 1933 and is based on the average of the high and low price per share of the Registrant's Class A Common Stock as reported on NASDAQ on September 22, 1998.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The following documents filed by Marsh Supermarkets, Inc. (the "Registrant") with the Securities and Exchange Commission (the "SEC") pursuant to the Securities Exchange Act of 1934 (the "Exchange Act") are hereby incorporated by reference as of their respective dates:

         (1) The Registrant's Annual Report on Form 10-K for the fiscal year ended March 28, 1998;

         (2) The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended June 20, 1998;

         (3) The description of the Registrant's Class A Common Stock, no par value per share (the "Class A Common Stock"), contained in the Registrant's Registration Statement on Form 8-A/A filed with the SEC on May 3, 1991, including all amendments and reports filed for the purpose of updating such description prior to the termination of the offering of the Class A Common Stock offered hereby;

         (4) the description of the Registrant's Class B Common Stock, no par value per share (the "Class B Common Stock", and together with the Class A Common Stock, the "Common Stock"), contained in the Registrant's Registration Statement on Form 8-A filed with the SEC on May 3, 1991, including all amendments and reports filed for the purpose of updating such description prior to the termination of the offering of the Class B Common Stock offered hereby; and

         (5) The description of the Registrant's Right to Purchase Common Stock contained in the Registrant's Registration Statement on Form 8-A filed with the SEC on May 3, 1991, including all amendments and reports filed for the purpose of updating such description prior to the termination of the offering of the Right to Purchase Common Stock offered hereby.

         All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statements contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or replaced for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein) modifies or replaces such statement. Any statement so modified or replaced shall not be deemed, except as so modified or replaced, to constitute a part hereof.

Item 4.  Description of Securities.

         Inapplicable.

Item 5.  Interests of Named Experts and Counsel.

         P. Lawrence Butt, Senior Vice President, Counsel and Secretary of the Company, who has passed upon the legality of the Common Stock offered hereby, is eligible to participate in the Marsh Supermarkets, Inc. 1998 Stock Incentive Plan and the Executive Stock Purchase Plan of Marsh Supermarkets, Inc.

Item 6.  Indemnification of Directors and Officers.

         Chapter 37 of the Indiana Business Corporation Law (the "IBCL") provides that a corporation may indemnify any of its directors and officers against liability incurred in connection with a proceeding if (i) such person acted in good faith; (ii) in the case of conduct in such person's official capacity with the corporation, he reasonably believed such conduct was in the corporation's best interests; (iii) in all other cases, he reasonably believed that his conduct was at least not opposed to the best interests of the corporation; and (iv) in connection with any criminal proceeding, such person either had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful.

         The IBCL also requires a corporation to indemnify a director or an officer who is solely successful on the merits or otherwise in the defense of any proceeding to which the director or officer was a party because the director or officer is or was a director or officer of the corporation against reasonable expenses incurred by the director or officer in connection with the proceeding.

         In addition, a corporation may pay for or reimburse the reasonable expenses incurred by a director or officer who is a party to a proceeding in advance of the final disposition of the proceeding if: (1) the director or officer furnishes the corporation a written affirmation of his or her good-faith belief that he or she has met the standard of conduct required for permissive indemnification; (2) the director or officer furnishes the corporation a written undertaking executed personally or on the director or officer's behalf to repay the advance if it is ultimately determined that the director or officer did not meet the required standard of conduct; and (3) a determination is made that the facts then known to those making the determination would not preclude indemnification under the IBCL.

         Article XII of the Company's Restated Articles of Incorporation provides that the Company must indemnify any person made a party to any action, suit or proceeding by reason of the fact that such person, such person's testator or intestate, is or was a Director, Officer or employee of the Company, or of any corporation which such person served as such at the request of the Company against the reasonable expenses, including attorneys' fees actually and necessarily incurred by such person in connection with the defense of such action, suit or proceedings, or in connection with any appeal therein except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Officer, Director or employee is liable for negligence or misconduct in the performance of his or her duties. The Company may also reimburse to any such Director, Officer or employee the reasonable costs of settlement of any such action, suit or proceeding, if it shall be found by a majority of a committee composed of the Directors not involved in the matter in controversy (whether or not a quorum) that it was to the interests of the Corporation that such settlement be made and that such Director, Officer or employee was not guilty of negligence or misconduct. Such rights of indemnification and reimbursement shall not be deemed exclusive of any other rights to which such Director, Officer or employee may be entitled apart from the provisions of this Article.

         The Company has entered into Indemnification Agreements with its directors and officers which may provide for indemnification against other liabilities, including liabilities under the Act, other than as provided by the IBCL and the Restated Articles of Incorporation. In addition, the Company maintains directors' and officers' liability insurance which may cover liabilities under the Securities Act.

Item 7.  Exemption from Registration Claimed.

         Inapplicable.

Item 8.  Exhibits.

         Exhibit 4.1       Outside Directors' Stock Plan (incorporated herein by reference to Exhibit A to Registrant's Proxy
                           Statement for the Annual Meeting of Shareholders held August 4, 1998)

         Exhibit 4.2       Marsh Supermarkets, Inc. 1998 Stock Incentive Plan (incorporated herein by reference to
                           Exhibit B to Registrant's Proxy Statement for the Annual Meeting of Shareholders held
                           August 4, 1998)

         Exhibit 4.3       Executive Stock Purchase Plan of Marsh Supermarkets, Inc. (incorporated by reference to Exhibit C to
                           Registrant's Proxy Statement for the Annual Meeting of Shareholders held August 4, 1998)


         Exhibit 4.4       Articles V, VI and VII of the Company's Restated Articles of Incorporation, as amended as of May 15, 1991 (incorporated herein by reference to Form 10-K for the year ended
                           March 30, 1991)

         Exhibit 4.5       Articles I and IV of the Company's By-Laws, as amended as of August 7, 1990
                           (incorporated herein by reference to Form 10-Q for the quarter ended January 5, 1991)

         Exhibit 4.6       Agreement of the Company to furnish a copy of any agreement relating to certain long-term debt and leases to the Securities and Exchange Commission upon its request (incorporated herein by reference to Form 10-K for the year ended March 27, 1987)

         Exhibit 4.7       Note Agreement, dated as of May 1, 1988, for $25,000,000 9.48% Senior Notes due June 30, 2003
                           (incorporated herein by reference to Form 10-Q for the quarter ended June 25, 1988)

         Exhibit 4.8       Rights Agreement, dated as of August 1, 1989 between Marsh Supermarkets, Inc. and the National
                           Bank and Trust Company of Indianapolis (incorporated herein by reference to Form 10-Q for the quarter ended October 14, 1989)

         Exhibit 4.9       Amendment No. 1, dated as of May 1, 1991, to Rights Agreement, dated as of August 1,
                           1989 (incorporated herein by reference to Form 10-K for the year ended March 30, 1991)

         Exhibit 4.10      Note Agreement, dated as of October 15, 1992, for $35,000,000 8.54% Senior Notes, Series A,
                           due December 31, 2007 and $15,000,000 8.13% Senior Notes, Series B, due December 31, 2004
                           (incorporated herein by reference to Registration Statement on Form S-2 (File No. 33-56738))

         Exhibit 4.11      Indenture dated as of February 15, 1993, between Marsh Supermarkets, Inc. and Society
                           National Bank, as Trustee, including form of Indenture (incorporated herein by reference to Registration Statement on Form S-2 (File No. 33-56738))

         Exhibit 4.12      Amendment to Note Agreements and Assumption Agreement, dated March 29, 1997, for $35,000,000
                           8.54% Senior Notes, Series A, due December 31, 2007, and $15,000,000 8.13% Senior Notes, Series B,
                           due December 31, 2004 (incorporated herein by reference to Form 10-K for the year ended March 29, 1997)

         Exhibit 4.13      Amendment to Note Agreements and Assumption Agreement, dated March 29, 1997, for $25,000,000
                           9.48% Senior Notes, due June 30, 2002 (incorporated herein by reference to Form 10-K for the year ended March 29, 1997)

         Exhibit 4.14      Indenture, dated August 5, 1997, between Marsh Supermarkets, Inc. and certain of its subsidiaries and State Street Bank and Trust Company, as trustee, for $150,000,000 8 7/8%
                           Senior Subordinated Notes, due 2007 (incorporated herein by reference to Registration
                           Statement on Form S-4 (File No. 333-34855))

         Exhibit 4.15      First Supplemental Indenture between Marsh Supermarkets, Inc. and certain of its subsidiaries and State Street Bank and Trust Company, as trustee, dated December 31, 1997
                           (incorporated herein by reference to Form 10-K for the year ended March 29, 1997)

         Exhibit 5.1       Opinion of P. Lawrence Butt

         Exhibit 23.1      Consent of P. Lawrence Butt (included in Exhibit 5.1)

         Exhibit 23.2      Consent of Ernst & Young LLP

         Exhibit 24.1      Power of Attorney (included on signature page to this Registration Statement)

Item 9.  Undertakings.

         A.       The Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         B. The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on the 25th day of September, 1998.


                           MARSH SUPERMARKETS, INC.


                           By: /s/ Don E. Marsh
                               -------------------------------------------------
                               Don E. Marsh
                               Chairman of the Board of Directors, President and Chief Executive Officer


         KNOW ALL MEN BY THESE PRESENTS, each person whose signature appears below hereby constitutes and appoints P. Lawrence Butt and Douglas W. Dougherty, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in their capacities and on the 25th day of September, 1998.


            Signature                                     Title
            ---------                                     -----
/s/ Don E. Marsh                               Chairman of the Board of
-----------------------------                  Directors, President and Chief
Don E. Marsh                                   Executive Officer


/s/ Douglas W. Dougherty                       Senior Vice President, Chief
-----------------------------                  Financial Officer and Treasurer
Douglas W. Dougherty


/s/ Mark A. Varner                             Corporate Controller
-----------------------------
Mark A. Varner


/s/ C. Alan Marsh                              Vice Chairman of the Board of
-----------------------------                  Directors, Senior Vice
C. Alan Marsh                                  President-Corporate
                                               Development


                                               Director
-----------------------------
Garnet R. Marsh

            Signature                                     Title
            ---------                                     -----
/s/ William L. Marsh                           Senior Vice President -
-----------------------------                  Property Management and
William L. Marsh                               Director


/s/ Catherine A. Langham                       Director
-----------------------------
Catherine A. Langham

/s/ Charles R. Clark                           Director
-----------------------------
Charles R. Clark

                                               Director
-----------------------------
Stephen M. Huse

                                               Director
-----------------------------
James K. Risk III

/s/ K. Clay Smith                              Director
-----------------------------
K. Clay Smith

                                               Director
-----------------------------
J. Michael Blakley


                                  EXHIBIT INDEX

Exhibit 4.1       Outside Directors Stock Plan (incorporated herein by reference to Exhibit A to Registrant's Proxy Statement for the Annual Meeting of Shareholders held August 4, 1998)

Exhibit 4.2       Marsh Supermarkets, Inc. 1998 Stock Incentive Plan (incorporated herein by reference to Exhibit B to Registrant's Proxy Statement for the Annual Meeting of Shareholders held August 4, 1998)

Exhibit 4.3       Executive Stock Purchase Plan of Marsh Supermarkets, Inc. (incorporated herein by reference to Exhibit to
                  Registrant's Proxy Statement for the Annual Meeting of Stockholders held August 4, 1998)

Exhibit 4.4       Articles V, VI and VII of the Company's Restated Articles of Incorporation, as amended as of
                  May 15, 1991 (incorporated herein by reference to Form 10-K for the year ended March 30, 1991)

Exhibit 4.5       Articles I and IV of the Company's By-Laws, as amended as of August 7, 1990 (incorporated herein by reference to Form 10-Q for the quarter ended January 5, 1991)

Exhibit 4.6       Agreement of the Company to furnish a copy of any agreement relating to certain long-term debt and leases to the Securities and Exchange Commission upon its request (incorporated herein by reference to Form 10-K for the year ended March 27, 1987)

Exhibit 4.7       Note Agreement, dated as of May 1, 1988, for $25,000,000 9.48% Senior Notes due June 30, 2003
                  (incorporated herein by reference to Form 10-Q for the quarter ended June 25, 1988)

Exhibit 4.8       Rights Agreement, dated as of August 1, 1989, between Marsh Supermarkets, Inc. and the National Bank and Trust Company of Indianapolis (incorporated herein by reference to Form 10-Q for the quarter ended
                  October 14, 1989)

Exhibit 4.9       Amendment No. 1, dated as of May 1, 1991, to Rights Agreement, dated as of August 1, 1989
                  (incorporated herein by reference to Form 10-K for the year ended March 30, 1991)

Exhibit 4.10      Note Agreement, dated as of October 15, 1992, for $35,000,000 8.54% Senior Notes, Series A, due
                  December 31, 2007 and $15,000,000 8.13% Senior Notes, Series B, due December 31, 2004 (incorporated herein by reference to Registration Statement on Form S-2 (File No. 33-56738))

Exhibit 4.11      Indenture dated as of February 15, 1993, between Marsh Supermarkets, Inc. and Society National
                  Bank, as Trustee, including form of Indenture (incorporated herein by reference to Registration
                  Statement on Form S-2 (File No. 53-56738))

Exhibit 4.12      Amendment to Note Agreements and Assumption Agreement, dated March 29, 1997, for $35,000,000 8.54%
                  Senior Notes, Series A, due December 31, 2007, and $15,000,000 8.13% Senior Notes, Series B, due
                  December 31, 2004 (incorporated herein by reference to Form 10-K for the year ended March 29, 1997)

Exhibit 4.13      Amendment to Note Agreements and Assumption Agreement, dated March 29, 1997, for $25,000,000 9.48%
                  Senior Notes, due June 30, 2002 (incorporated herein by reference to Form 10-K for the year ended
                  March 29, 1997)

Exhibit 4.14      Indenture, dated August 5, 1997, between Marsh Supermarkets, Inc. and certain of its subsidiaries and
                  State Street Bank and Trust Company as trustee, for $150,000,000 8.7/8% Senior Subordinated Notes, due 2007 (incorporated herein by reference to Registration Statement on Form S-4 (File No. 333-
                  34855))

Exhibit 4.15      First Supplemental Indenture between Marsh Supermarkets, Inc. and certain of its subsidiaries and
                  State Street Bank and Trust Company, as trustee, dated December 31, 1997 (incorporated herein by reference to Form 10-K for the year ended March 29, 1997)

Exhibit 5.1       Opinion of P. Lawrence Butt

Exhibit 23.1      Consent of P. Lawrence Butt (included in Exhibit 5.1)

Exhibit 23.2      Consent of Ernst & Young LLP

Exhibit 24.1      Power of Attorney (included on signature page to this Registration Statement)